Exhibit 4.1

ASSIGNMENT, ASSUMPTION AND MODIFICATION OF LEASE AGREEMENT

This Assignment, Assumption and Modification of Lease Agreement ("Agreement") is made as of the 5th day of November, 2014 (the “Effective Date”), by and between APT REAL ESTATE, LLC, a Missouri limited liability company (“Assignor”), CERNER PROPERTY DEVELOPMENT, INC., a Delaware corporation (“Assignee”), and AMERICAN PERFORMANCE TECHNOLOGIES, LLC, a Wyoming limited liability company ("Tenant").

RECITALS:

A.           Assignor and Tenant entered into that certain Lease dated December 30, 2011 (the “Original Lease” and as further modified by this Amendment, the "Lease") for the real property legally described in Exhibit A attached hereto and made a part hereof (the "Land," together with the improvements located on the Land, the “Premises”).

B.           The Land consists of a parcel commonly known and numbered as 8830 Hillcrest, Kansas City, Missouri, with parcel number 49-130-02-36-00-0-00-000, described in Exhibit A as Tract 1 and parcels commonly known and numbered as 8932 Hillcrest, Kansas City, Missouri, with parcel numbers 49-130-02-33-01-0-00-000 and 49-130-02-33-02-0-00-000, described in Exhibit A as Tract 4 (together with improvements located thereon, collectively referred to as the "8830 Parcel"), and a parcel commonly known and numbered as 8844 Hillcrest, Kansas City, Missouri, with parcel numbers 49-130-02-37-00-0-00-000 and 49-130-02-35-00-0-00-000, described in Exhibit A as Tracts 2 and 3, (together with improvements located thereon, collectively referred to as the "8844 Parcel").

C.           Assignor has agreed to assign, transfer and convey, and Assignee has agreed to acquire and accept all right, title and interest of Assignor under the Lease and the Premises.

D.           Tenant has agreed to modify the Lease according to the terms of this Agreement.

NOW, THEREFORE, with reference to the foregoing recitals, which are incorporated herein by this reference, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

1. Capitalized Terms.  Capitalized terms not otherwise defined herein shall have those meanings as set forth in the Original Lease.

2. Assignment of the Lease.  Assignor hereby assigns and transfers to Assignee all of Assignor’s rights, title and interest in, to and under the Lease, to have and to hold the same from and after the Effective Date for the remainder of the term of the Lease.

3. Assumption of Lease.  Assignor shall be liable for the performance of all of the obligations and liabilities of the landlord under the Lease prior to the Effective Date.  Assignee hereby assumes all of the obligations and liabilities of Assignor, as landlord under the Lease arising from and after the Effective Date.

4. Copy of Lease.  Assignor represents and warrants to Assignee that attached to an unrecorded copy of this Assignment as Exhibit B is a full and complete copy of the Lease, which is in full force and effect on the Effective Date and has not been altered, amended, cancelled, extended, modified, superseded, supplemented or terminated.

5. Indemnification of Assignor.  Assignee shall defend, indemnify and hold Assignor harmless from all losses, liabilities, damages, demands, claims, costs, suits, actions or causes of action, judgments, awards, assessments, interest, fines, penalties or expenses (including, without limitation, reasonable attorneys’ fees), which arise or occur after the Effective Date in connection with any duties or obligations assumed by Assignee hereunder.

6. Indemnification of Assignee. Assignor shall defend, indemnify and hold Assignee harmless from all losses, liabilities, damages, demands, claims, costs, suits, actions or causes of action, judgments, awards, assessments, interest, fines, penalties or expenses (including, without limitation, reasonable attorneys’ fees) which relate to acts, omissions or events occurring prior to the Effective Date in connection with Assignor’s duties and obligations under the Lease.

7. Modification of Lease Term.  Section 2 of the Lease is hereby deleted and replaced with the following:

"           2.           Term.

(a)           The term of this Lease (the "Term") commenced on December 29, 2011 (the "Commencement Date").

(b)           The Term of this Lease as to the 8844 Parcel (the "8844 Term") shall expire on July 1, 2017.

(c)           The Term of this Lease as to the 8830 Parcel (the "8830 Term") shall expire on April 1, 2018.

(d)           Tenant may terminate this Lease prior to the end of the Term upon thirty (30) days' written notice to Landlord.

(e)           References to the Premises shall mean the 8844 Parcel during the 8844 Term and the 8830 Parcel during the 8830 Term.

(f)           References to the "Term" as used in the Lease shall mean the 8844 Term with respect to the 8844 Parcel and the 8830 Term with respect to the 8830 Parcel."

8. Modification of Rent.  Section 3 of the Lease is hereby deleted and replaced with the following:

"           3.           Rent.

(a)           Commencing on the Effective Date, rent payable as to the 8844 Parcel shall be Eighteen Thousand and Three Hundred Thirty-Three Dollars ($18,333) per month (the "8844 Rent").

(b)           Commencing on the Effective Date, rent payable as to the 8830 Parcel shall be One Thousand and Six Hundred Sixty-Three Dollars ($1,663) per month (the "8830 Rent").

(c)           The rent owed each month (the "Basic Rent") shall be the sum of (A) the 8844 Rent during the 8844 Term or Zero Dollars ($0) after the termination of the 8844 Term; and (B) the 8830 Rent during the 8830 Term or Zero Dollars ($0) after the termination of the 8830 Term.

(d)           Basic Rent shall be payable in advance, without set-off or deduction, on the first day of each month to Landlord at the address set forth in the first paragraph of this Lease, or at such other place as Landlord may hereafter from time to time so designate in writing to Tenant.  Basic Rent shall increase annually at the rate of 2.75%."

9. Modification of Alterations Provision.  Section 10 of the Lease is hereby deleted and replaced with the following:

"           10.           Alterations, Additions.  Tenant shall not make any alterations, additions or improvements to the Premises without the prior written consent of Landlord. Tenant acknowledges that as a condition of such consent, Landlord may require Tenant to pay for any alterations, additions or improvements and to utilize Landlord's architect and contractor, or a contractor or architect approved by Landlord. Any improvements or additions to the 8844 Parcel made by either Landlord or Tenant shall be the sole property of Landlord and shall be surrendered to the Landlord with the 8844 Parcel at the termination of the 8844 Term. Any improvements or additions to the 8830 Parcel made by either Landlord or Tenant shall be the sole property of Landlord and shall be surrendered to the Landlord with the 8830 Parcel at the termination of the 8830 Term. Any damage caused by removal of Tenant's unattached personal property and equipment referred to above shall be repaired at Tenant's expense."

10. Modification of Care of Premises Provision.  Section 11 of the Lease is hereby deleted and replaced with the following:

"           11.           Care of Premises.

(a)           During the 8844 Term, Tenant, at Tenant's sole cost and expense, shall keep the 8844 Parcel in good repair and maintenance, ordinary wear and tear excepted, for the proper operation of the 8844 Parcel, and shall make all repairs, replacements and maintenance of the 8844 Parcel as Tenant deems necessary in its reasonable discretion.

(b)           During the 8830 Term, Tenant, at Tenant's sole cost and expense, shall keep the 8830 Parcel in good repair and maintenance, ordinary wear and tear excepted, for the proper operation of the 8830 Parcel, and shall make all repairs, replacements and maintenance of the 8830 Parcel as Tenant deems necessary in its reasonable discretion.

(c)           Tenant shall surrender the 8844 Parcel at the end of the 8844 Term or other termination of Tenant's right of possession in the same condition as existed on the Commencement Date, ordinary wear and tear excepted.

(d)           Tenant shall surrender the 8830 Parcel at the end of the 8830 Term or other termination of Tenant's right of possession in the same condition as existed on the Commencement Date, ordinary wear and tear excepted."

11. Modification of Entire Agreement Provision.  Section 32 of the Lease is hereby deleted and replaced with the following:

"           32.           Entire Agreement.  This Lease contains the entire agreement between the parties hereto with respect to the subject matter hereof, there being no oral or collateral understandings other than the terms and provisions hereof."

12. Deletion of Construction Services Agreement Provision.  Section 35 of the Lease is hereby deleted.

13. Modification of Ownership of Premises Provision.  Section 36 of the Lease is hereby deleted and replaced with the following:

"           36.           Ownership of Premises, Useful Life of Improvements.  The parties hereto acknowledge and agree that Landlord is the owner of the Premises, including the Land and the Improvements, for all purposes and reasons, including financial accounting and federal income tax purposes, and that neither Landlord nor Tenant will take any position to the contrary. Landlord and Tenant acknowledge and agree that the useful life of the Improvements is at least 45 years following the effective date of this Lease."

14. Miscellaneous.  All terms, covenants, obligations and provisions of the Original Lease, as amended by this Amendment, are hereby ratified and confirmed by Landlord and Tenant. Except as specifically amended by this Amendment, the Lease shall remain in full force and effect without modification or amendment. This Assignment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.  Each party to this Assignment shall execute and deliver such instruments, documents, and other written information and take such other actions as the other party may reasonably require in order to carry out the intent of this Assignment.  This Assignment and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The parties hereto declare and represent that no promises, inducements or agreements not herein expressed have been made, that this Amendment contains the entire agreement between the parties hereto respecting the Amendment, and that the terms hereof are contractual and not mere recitals.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date.

ASSIGNOR:

APT REAL ESTATE, LLC,
a Missouri limited liability company

By:
Troy A. Covey, Manager

ASSIGNEE:

CERNER PROPERTY DEVELOPMENT, INC.,
a Delaware corporation

_________________________________
By: ______________________________
Its: ______________________________

TENANT:

AMERICAN PERFORMANCE TECHNOLOGIES, LLC,
a Wyoming limited liability company

By:
Troy A. Covey, Manager

EXHIBIT A

The Land

TRACT 1:

A PORTION OF LOT 2, AMENDED PLAT OF BENJAMIN PLAZA FOURTH PLAT, A SUBDIVISION IN KANSAS CITY, JACKSON COUNTY, MISSOURI, MORE PARTICULARLY DESCRIBED AS FOLLOWS: BEGINNING AT THE SOUTHEAST CORNER OF SAID LOT 2, BEING ALSO THE NORTHEAST CORNER OF LOT 3 OF SAID AMENDED PLAT OF BENJAMIN PLAZA FOURTH PLAT, AND A POINT ON THE WESTERLY RIGHT-OF-WAY LINE OF HILLCREST ROAD, AS NEW ESTABLISHED; THENCE GENERALLY WESTERLY ALONG THE COMMON LINE BETWEEN SAID LOTS 2 AND 3, THE FOLLOWING COURSES AND DISTANCES; THENCE NORTH 55° 02’ 48" WEST, 123.69 FEET; THENCE SOUTH 36° 32’ 31" WEST, 10.37 FEET; THENCE NORTH 53° 27’ 29" WEST 15.94 FEET; THENCE CONTINUING NORTH 53° 27’ 29" WEST, NO LONGER ALONG THE COMMON LINE BETWEEN SAID LOTS 2 AND 3, A DISTANCE OF 19.87 FEET; THENCE NORTH 31° 45’ 08" EAST, 72.27 FEET; THENCE NORTHEASTERLY ALONG A CURVE TO THE RIGHT, TANGENT TO THE LAST DESCRIBED COURSE, HAVING A RADIUS OF 1000.00 FEET AND A CENTRAL ANGLE OF 15° 35’ 37", AN ARC DISTANCE OF 272.16 FEET; THENCE SOUTHEASTERLY ALONG A CURVE TO THE RIGHT, HAVING AN INITIAL TANGENT BEARING OF SOUTH 53° 15’ 18" EAST, A RADIUS OF 150.00 FEET AND A CENTRAL ANGLE OF 12° 36’ 38", AN ARC DISTANCE OF 33.01 FEET; THENCE SOUTH 40° 38’ 40" EAST, TANGENT TO THE LAST DESCRIBED CURVE, A DISTANCE OF 85.89 FEET; THENCE SOUTHEASTERLY ALONG A CURVE TO THE LEFT, TANGENT TO THE LAST DESCRIBED COURSE, HAVING A RADIUS OF 130.00 FEET AND A CENTRAL ANGLE OF 5° 36’ 20", AN ARC DISTANCE OF 12.72 FEET; THENCE SOUTH 46° 15’ 00" EAST, TANGENT TO THE LAST DESCRIBED CURVE, A DISTANCE OF 37.25 FEET TO A POINT ON THE SOUTHEASTERLY LINE OF SAID OF SAID LOT 2 AND A POINT ON THE WESTERLY RIGHT-OF-WAY LINE OF SAID HILLCREST ROAD, SAID POINT BEING 300.15 FEET NORTHEASTERLY OF THE SOUTHEAST CORNER OF SAID LOT 2, AS MEASURED ALONG THE EASTERLY LINE THEREOF; THENCE SOUTHWESTERLY ALONG A CURVE TO THE LEFT, BEING ALONG THE SOUTHEASTERLY LINE OF SAID LOT 2 AND ALONG SAID WESTERLY RIGHT-OF-WAY LINE, HAVING AN INITIAL TANGENT BEARING OF SOUTH 43° 45’ 00" WEST, A RADIUS OF 1955 FEET AND A CENTRAL ANGLE OF 8° 47’ 48", AN ARC DISTANCE OF 300.15 FEET TO THE POINT OF BEGINNING, KNOWN AS TRACT B OF THE CERTIFICATE OF SURVEY RECORDED DECEMBER 27, 2002 AS DOCUMENT NO. 2002K0085575 IN SURVEY BOOK 8, PAGE 39.

TRACT 2:

A PORTION OF LOT 2, AMENDED PLAT OF BENJAMIN PLAZA FOURTH PLAT, A SUBDIVISION IN KANSAS CITY, JACKSON COUNTY, MISSOURI, MORE PARTICULARLY DESCRIBED AS FOLLOWS: COMMENCING AT THE SOUTHEAST CORNER OF SAID LOT 2, BEING ALSO THE NORTHEAST CORNER OF LOT 3 OF SAID AMENDED PLAT OF BENJAMIN PLAZA FOURTH PLAT AND A POINT ON THE WESTERLY RIGHT-OF-WAY LINE OF HILLCREST ROAD, AS NOW ESTABLISHED; THENCE GENERALLY WESTERLY ALONG THE COMMON LINE BETWEEN SAID LOTS 2 AND 3, THE FOLLOWING COURSES AND DISTANCES; THENCE NORTH 55° 02’ 48" WEST, 123.69 FEET; THENCE SOUTH 36° 32’ 31" WEST, 10.37 FEET; THENCE NORTH 53° 27’ 29" WEST, 15.94 FEET TO THE POINT OF BEGINNING OF THE TRACT OF LAND TO BE HEREIN DESCRIBED; THENCE GENERALLY SOUTHWESTERLY ALONG THE COMMON LINE BETWEEN SAID LOTS 2 AND 3, THE FOLLOWING COURSES AND DISTANCES; THENCE NORTHWESTERLY, WESTERLY, AND SOUTHWESTERLY ALONG A CURVE TO THE LEFT, TANGENT TO THE LAST DESCRIBED COURSE, HAVING A RADIUS OF 2 FEET AND A CENTRAL ANGLE OF 91° 54’ 53", AN ARC DISTANCE OF 3.21 FEET TO A POINT OF COMPOUND CURVATURE; THENCE SOUTHWESTERLY ALONG A CURVE TO THE LEFT, HAVING A COMMON TANGENT WITH THE LAST DESCRIBED CURVE, A RADIUS OF 2,097 FEET AND A CENTRAL ANGLE OF 0° 46’ 06", AN ARC DISTANCE OF 28.12 FEET TO A POINT ON THE NORTHERLY LINE OF BENJAMIN PLAZA FIRST PLAT, A SUBDIVISION IN SAID CITY, COUNTY AND STATE; THENCE FOLLOWING COURSES AND DISTANCES ALONG SAID NORTHERLY LINE; THENCE NORTH 61° 36’ 09" WEST, 267.47 FEET; THENCE NORTHWESTERLY, NORTHERLY AND NORTHEASTERLY ALONG A CURVE TO THE RIGHT, TANGENT TO THE LAST DESCRIBED COURSE, HAVING A RADIUS OF 25 FEET AND A CENTRAL ANGLE OF 90° 00’ 00", AN ARC DISTANCE OF 39.27 FEET; THENCE NORTH 28° 23’ 51" EAST, 60.10 FEET; THENCE NORTH 61°36’ 09" WEST, 75.00 FEET TO A POINT ON THE EASTERLY LINE OF THE AMENDED PLAT OF LOT 1, BENJAMIN PLAZA FIRST PLAT, THENCE GENERALLY NORTHERLY AND EASTERLY ALONG THE COMMON LINE BETWEEN SAID LOT 2 AND SAID AMENDED PLAT OF LOT 1, BENJAMIN PLAZA FIRST PLAT, THE FOLLOWING COURSES AND DISTANCES; THENCE NORTH 28° 23’ 51" EAST, A DISTANCE OF 110.45 FEET; THENCE NORTHEASTERLY ALONG A CURVE TO THE LEFT, TANGENT TO THE LAST DESCRIBED COURSE, HAVING A RADIUS OF 200 FEET AND A CENTRAL ANGLE OF 20° 55’ 00", AN ARC DISTANCE OF 73.01 FEET; THENCE NORTH 7° 28’ 51" EAST, TANGENT TO THE LAST DESCRIBED CURVE, 148.85 FEET; THENCE NORTHEASTERLY AND EASTERLY ALONG A CURVE TO THE RIGHT, TANGENT TO THE LAST DESCRIBED COURSE, HAVING A RADIUS OF 145 FEET AND A CENTRAL ANGLE OF 86° 16’ 35", AN ARC DISTANCE OF 218.34 FEET; THENCE SOUTH 86° 14’ 34" EAST, TANGENT TO THE LAST DESCRIBED CURVE, 208.16 FEET; THENCE NORTH 52° 03’ 14" EAST ALONG SAID EASTERLY LINE, 60 FEET TO THE NORTHEAST CORNER OF SAID AMENDED PLAT OF LOT 1, BENJAMIN PLAZA FIRST PLAT; THENCE NORTH 78° 01’ 37" EAST ALONG THE NORTHERLY LINE OF SAID LOT 2, A DISTANCE OF 111.10 FEET; THENCE NORTH 59° 50’ 41" EAST ALONG THE NORTHERLY LINE OF SAID LOT 2, A DISTANCE OF 7.38 FEET TO THE MOST WEST, NORTHEAST CORNER OF SAID LOT 2, BEING ALSO THE NORTHWEST CORNER OF LOT 1 OF SAID AMENDED PLAT OF BENJAMIN PLAZA FOURTH PLAT; THENCE SOUTHERLY, WESTERLY, EASTERLY, NORTHEASTERLY, NORTHWESTERLY AND SOUTHEASTERLY ALONG THE COMMON LINE BETWEEN SAID LOTS 1 AND 2, THE FOLLOWING COURSES AND DISTANCES; THENCE SOUTH 3° 12’ 07" WEST, 207.34 FEET; THENCE NORTH 86° 47’ 53" WEST, 77.50 FEET; THENCE SOUTH 3° 12’ 07" WEST, 24.65 FEET; THENCE NORTH 86° 47’ 53" WEST, 10.50 FEET; THENCE SOUTH 3° 12’ 07" WEST, 71.94 FEET; THENCE NORTH 86° 47’ 53" WEST, 0.26 FEET; THENCE SOUTH 3° 12’ 07" WEST, 70 FEET; THENCE SOUTH 86° 47’ 53" EAST, 37.35 FEET; THENCE NORTH 49° 21’ 20" EAST, 280.14 FEET; THENCE NORTH 40° 38’ 40" WEST, 102.91 FEET; THENCE NORTH 41° 20’ 21" EAST, 43.42 FEET; THENCE NORTH 60° 16’ 19" EAST, 173.64 FEET; THENCE SOUTH 40° 38’ 40" EAST, 91.83 FEET; THENCE SOUTHWESTERLY ALONG A CURVE TO THE LEFT, HAVING AN INITIAL TANGENT BEARING OF SOUTH 52° 13’ 02" WEST, A RADIUS OF 1000 FEET AND A CENTRAL ANGLE OF 2° 51’ 42", AN ARC DISTANCE OF 49.95 FEET; THENCE SOUTH 49° 21’ 20" WEST, TANGENT TO THE LAST DESCRIBED CURVE, 3.34 FEET; THENCE SOUTH 40° 38’ 40" EAST 141.70 FEET; THENCE NORTH 55° 18’ 00" EAST, 7.52 FEET; THENCE SOUTH 34° 42’ 00" EAST, 40.50 FEET TO THE SOUTHEAST CORNER OF SAID LOT 1, BEING ALSO THE NORTHEAST CORNER OF SAID LOT 2 AND A POINT ON THE WESTERLY RIGHT-OF-WAY LINE OF SAID HILLCREST ROAD; THENCE SOUTH 55° 18’ 00" WEST ALONG THE EASTERLY LINE OF SAID LOT 2 AND ALONG SAID WESTERLY RIGHT-OF-WAY LINE, A DISTANCE OF 121.43 FEET; THENCE SOUTHWESTERLY ALONG A CURVE TO THE LEFT, BEING ALONG SAID EASTERLY LINE AND ALONG SAID WESTERLY RIGHT-OF-WAY LINE, TANGENT TO THE LAST DESCRIBED COURSE, HAVING A RADIUS OF 1955 FEET AND N CENTRAL ANGLE OF 11°33’ 00", AN ARC DISTANCE OF 394.10 FEET TO A POINT, SAID POINT BEING 300.15 FEET NORTHEASTERLY OF THE SOUTHEAST CORNER OF SAID LOT 2, AS MEASURED ALONG THE EASTERLY LINE THEREOF; THENCE NORTH 46° 15’ 00" WEST ALONG A RADIAL LINE TO THE LAST DESCRIBED CURVE, A DISTANCE OF 37.25 FEET; THENCE NORTHWESTERLY ALONG A CURVE TO THE RIGHT, TANGENT TO THE LAST DESCRIBED COURSE, HAVING A RADIUS OF 130.00 FEET AND A CENTRAL ANGLE OF 5° 36’ 20", AN ARC DISTANCE OF 12.72 FEET; THENCE NORTH 40° 38’ 40" WEST, TANGENT TO THE LAST DESCRIBED CURVE, A DISTANCE OF 85.89 FEET; THENCE NORTHWESTERLY ALONG A CURE TO THE LEFT, TANGENT TO THE LAST DESCRIBED COURSE, HAVING A RADIUS OF 150.00 FEET AND A CENTRAL ANGLE OF 12° 36’ 38", AN ARC DISTANCE OF 33.01 FEET; THENCE SOUTHWESTERLY ALONG A CURVE TO THE LEFT, HAVING A INITIAL TANGENT BEARING OF SOUTH 47° 20’ 45" WEST, A RADIUS OF 1000.00 FEET AND A CENTRAL ANGLE OF 15° 35’ 37", AN ARC DISTANCE OF 272.16 FEET; THENCE SOUTH 31° 45’ 08" WEST, TANGENT TO THE LAST DESCRIBED COURSE, A DISTANCE OF 72.27 FEET TO A POINT, SAID POINT BEING 19.87 FEET NORTHWESTERLY OF THE NORTHWESTERLY PROLONGATION OF THE SOUTHWESTERLY LINE OF SAID LOT 2; THENCE SOUTH 53° 27’ 29" EAST ALONG SAID NORTHWESTERLY PROLONGATION, A DISTANCE OF 19.87 FEET TO THE POINT OF BEGINNING, SHOWN AS TRACT A ON THE CERTIFICATE OF SURVEY RECORDED DECEMBER 27, 2002 AS DOCUMENT NO. 2002K0085575 IN SURVEY BOOK 8, PAGE 39.

TRACT 3:

LOT 1, AMENDED PLAT OF BENJAMIN PLAZA FOURTH PLAT, A SUBDIVISION IN KANSAS CITY, JACKSON COUNTY, MISSOURI.

TRACT 4:

LOT 3, AMENDED PLAT OF BENJAMIN PLAZA FOURTH PLAT, A SUBDIVISION IN KANSAS CITY, JACKSON COUNTY, MISSOURI.

EXHIBIT B

The Lease